   As filed with the Securities and Exchange Commission on November 15, 1996
                                                   Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                           TRANSCEND SERVICES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                      33-0378756
-------------------------------                    ----------------------
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification Number)

                           3353 Peachtree Road, N.E.
                                   Suite 1000
                               Atlanta, Georgia 30326
                    ----------------------------------------
                    (Address of principal executive offices)

                            1992 STOCK OPTION PLAN
                       --------------------------------
                           (Full Title of the Plan)

                                Larry G. Gerdes
                     President and Chief Executive Officer
                            Transcend Services, Inc.
                           3353 Peachtree Road, N.E.
                                   Suite 1000
                             Atlanta, Georgia 30326
                                (404) 364-8000
                 ----------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)
                         ______________________________

                              Copies Requested to:

                             Helen T. Ferraro, Esq.
                           Smith, Gambrell & Russell
                                   Suite 1800
                           3343 Peachtree Road, N.E.
                            Atlanta, Georgia  30326
                                 (404) 264-2620
                         ______________________________

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                Title of                                 Proposed           Proposed
               Securities                   Amount        Maximum           Maximum         Amount of
                 to be                      to be     Offering Price       Aggregate       Registration
               Registered                 Registered   Per Share (1)   Offering Price (1)      Fee
----------------------------------------  ----------  ---------------  ------------------  ------------
Options and underlying shares              715,000          $5.375          $3,843,125      $1,164.58
  of Common Stock                           Shares
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 11, 1996.

   This Registration Statement covers 715,000 additional shares of the $0.01 par value Common Stock of Transcend Services, Inc. (the "Company") issuable pursuant to the Company's 1992 Stock Option Plan, for which a previously filed Registration Statement on Form S-8 is effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 33-57072, as filed with the Securities and Exchange Commission on January 15, 1993 are incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

      The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

    (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    (b) the Company's Amendment No. 1 on Form 10-K/A dated August 7, 1996 to its Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    (c) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

    (d) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

    (e) the Company's Amendment No. 1 on Form 10-Q/A dated August 7, 1996 to its Quarterly on Form 10-Q for the quarter ended March 31, 1996;

    (f) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

    (g) the Company's Amendment No. 1 on Form 10-Q/A dated August 16, 1996 to its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

    (h) the Company's Current Report on Form 8-K dated May 2, 1995;

    (i) the Company's Amendment No. 1 on Form 8-K/A dated June 30, 1995 to its Current Report on Form 8-K dated May 2, 1995;

    (j) the Company's Amendment No. 2 on Form 8-K/A dated May 30, 1996 to its Current Report on Form 8-K dated May 2, 1995; and

    (k) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, on January 8, 1990.

Item 4.  Description of Securities
------   -------------------------

         No response to this item is required.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         No response to this item is required.

Item 6.  Indemnification of Officers and Directors.
------   -----------------------------------------

      The Company's Bylaws permit it to indemnify a director and officer who was or is a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative (other than an action by or any right of the Company) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
These indemnification rights apply if the director or officer acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in a manner which he reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

    In addition, under the Bylaws, the Company may indemnify an officer or director who was or is a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of another corporation, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding. These indemnification rights apply if the director or officer acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the Company, except no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    The Company's Bylaws provide that indemnification of the costs and expenses of defending any action is required to be made to any officer or director who is successful (on the merits or otherwise) in defending an action of the type referred to in the immediately preceding paragraphs. Except with regard to the costs and expenses of successfully defending an action as may be ordered by a court, indemnification as described in the previous paragraph is only required to be made to a director or officer if a determination is made that indemnification is proper under the circumstances. Such determination shall be made: (i) by the Company's Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (ii) if such quorem is not obtainable, or, even if obtainable a quorum of disinterested directors, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of a majority of shares entitled to vote.

    The Bylaws of the Company further provide for the expenses (including attorneys' fees) incurred by any officer or director in defending a civil or criminal action, suit or proceeding to be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by him or her to repay all amounts so advanced, if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Company as authorized in the proceeding paragraphs. No security shall be required for such undertaking.

    The Bylaws of the Company also permit the Company to purchase and maintain insurance on behalf of any person who was or is a director or officer of the Company, or is or was serving at the request of the Company as a officer or director of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the officer or director and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify the director or officer against such liability.

    Limitation of Liability. The Certificate of Incorporation also provides that directors of the Company shall not be liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liaibility (i) for any breach of the Director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. This provision would have no effect on the availability of equitable remedies or non-monetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Company). Further, liability of a director for violations of the federal securities laws will not be limited by this provision.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         No response to this item is required.

Item 8.  Exhibits.
------   --------
         The following exhibits are filed with this Registration Statement.

Exhibit
Number              Description of Exhibit
------              ----------------------


  4.1  -  1992 Stock Option Plan, as Amended and Restated.

  4.2 - Form of Stock Option Agreement under 1992 Stock Option Plan, as Amended and Restated.

  5.1  -  Opinion of Smith, Gambrell & Russell.

 23.1 - Consent of Arthur Andersen LLP (included at page II-6 of this Registration Statement).

 23.2 - Consent of Smith, Gambrell & Russell (contained in their opinion filed as Exhibit 5.1).

 24.1  -  Power of Attorney of Donald L. Lucas.

 24.2  -  Power of Attorney of George B. Caldwell.

 24.3  -  Power of Attorney of Walter S. Huff, Jr.

 24.4  -  Power of Attorney of Charles E. Thoele.

Item 9.  Undertakings.
------   ------------

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 13, 1996 included in or incorporated by reference in Transcend Services, Inc.'s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 1995 and to all references to our Firm included in or made a part of this registration statement.


                               ARTHUR ANDERSEN LLP


Atlanta, Georgia
November 8, 1996

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 12th day of November, 1996.

                                  TRANSCEND SERVICES, INC.



Date: November 12, 1996           By:  /s/ Larry G. Gerdes
                                     ---------------------------------------
                                       Larry G. Gerdes, President,
                                       Chief Executive Officer and Director
                                       (Principal Executive Officer)

Date: November 12, 1996           By:  /s/ David W. Murphy
                                     ---------------------------------------
                                       David W. Murphy, Chief Financial Officer,
                                       Secretary and Treasurer (Principal
                                       Accounting and Financial Officer)

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                   Title                              Date
    ---------                   -----                              ----


             *               Director                        November 12, 1996
--------------------------
Donald L. Lucas


/s/ Larry G. Gerdes          Chairman of the Board           November 12, 1996
--------------------------
Larry G. Gerdes              of Directors, President
                             and Chief Executive Officer


            *                Director                        November 12, 1996
--------------------------
George B. Caldwell


            *                Director                        November 12, 1996
--------------------------
Walter S. Huff, Jr.


            *                Director                        November 12, 1996
--------------------------
Charles E. Thoele


*By:  /s/ Larry G. Gerdes
    ------------------------------------------
    Larry G. Gerdes, pursuant to a
    power-of-attorney filed as an
    exhibit to this Registration Statement

                                 EXHIBIT INDEX


 Exhibit                                                            Sequential
 Number                     Description of Exhibit                  Page Number
 ------                     ----------------------                  -----------

   4.1  -  1992 Stock Option Plan, as Amended and Restated.

   4.2  -  Form of Stock Option Agreement under 1992 Stock Option
           Plan, as Amended and Restated.

   5.1  -  Opinion of Smith, Gambrell & Russell.

  24.1  -  Power of Attorney of Donald L. Lucas.

  24.2  -  Power of Attorney of George B. Caldwell.

  24.3  -  Power of Attorney of Walter S. Huff, Jr.

  24.4  -  Power of Attorney of Charles E. Thoele.